                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           SOUTHERN ENERGY HOMES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  ______________________________________________________________

         2)       Aggregate number of securities to which transaction applies:

                  ______________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  ______________________________________________________________

         4)       Proposed maximum aggregate value of transaction:

                  ______________________________________________________________

         5)       Total fee paid:

                  ______________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ______________________________________________________________

         2)       Form, Schedule or Registration Statement No.:

                  ______________________________________________________________

         3)       Filing Party:

                  ______________________________________________________________

         4)       Date Filed:

                  ______________________________________________________________

[LOGO OF SEHOMES]

                           SOUTHERN ENERGY HOMES, INC.

                  Notice of 2003 Annual Meeting of Stockholders

                                  May 20, 2003

To the Stockholders:

         The 2003 Annual Meeting of the Stockholders of SOUTHERN ENERGY HOMES, INC. will be held on Tuesday, May 20, 2003, at 10:00 A.M. at the offices of the Company, located at 144 Corporate Way, Addison, Alabama 35540, for the following purposes:

         1. To elect a Board of seven Directors, to serve until the next annual meeting of stockholders and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement.

         2. To consider and act upon any other business that may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 11, 2003, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the Annual Meeting.

                                           By order of the Board of Directors

                                           /s/ Keith O. Holdbrooks
                                           Keith O. Holdbrooks
                                           President and Chief Executive Officer

Addison, Alabama
April 21, 2003

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                           SOUTHERN ENERGY HOMES, INC.

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Southern Energy Homes, Inc. (the "Corporation") for use at the 2003 Annual Meeting of Stockholders to be held on Tuesday, May 20, 2003, at 10:00 A.M., at the offices of the Company located at 144 Corporate Way, Addison, Alabama 35540, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is on or about April 21, 2003.

         If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is exercised.

         The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied, but they will not be counted as votes cast on any proposal that requires the vote of stockholders. A "broker non-vote" will occur if shares are held by a broker or nominee and are deemed to be present at the annual meeting but the stockholder has not instructed the broker or nominee how to vote the shares. Brokerage firms that hold shares in street name may not vote a client's shares with respect to any "non-discretionary" item unless the client has furnished voting instructions to the brokerage firm. Questions about this should be referred to stockholders' brokers. Abstentions and broker non-votes will have no effect in connection with the election of Directors because the Directors are elected by a majority of the shares present or represented and entitled to be voted at the annual meeting. No other matters are expected to be voted on at the annual meeting.

         The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

         The Corporation's principal executive offices are located at 144 Corporate Way, Addison, Alabama 35540 and its telephone number is (256) 747-8589.
                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote 12,133,865 shares of Common Stock, par value $.0001 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Seven Directors of the Corporation are to be elected to hold office until the next annual meeting and until their successors shall be duly elected and qualified. The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the seven nominees named below. If any of such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as management may recommend. No nominee is related to any other nominee or to any executive officer of the Corporation or its subsidiaries, except for

Wendell L. Batchelor and Clinton O. Holdbrooks, who are the uncle and father, respectively, of Keith O. Holdbrooks, Chief Executive Officer and President and Director of the Corporation, and Wendell L. Batchelor and Keith O. Holdbrooks, who are cousins of Dan E. Batchelor, Executive Vice President, Secretary and General Counsel of the Corporation.

                                        Year First
                                        Elected a                      Position With the Corporation or Principal
  Name of Nominee              Age      Director                         Occupation During the Past Five Years
  ---------------              ---      --------                         -------------------------------------
Wendell L. Batchelor           60         1982         Chairman of the Corporation's Board since 1996. Chief Executive Officer 1982 to 2002, and President of the Corporation 1982 to 1999.

Johnny R. Long                 56         1982         Executive Vice President of the Corporation 1996 - 1999. Vice President of
                                                       the Corporation from 1982 to 1996.

Keith O. Holdbrooks            42         1998         Chief Executive of the Corporation since 2002, President since 1999, and
                                                       Chief Operating Officer of the Corporation since 1996. General Manager of the
                                                       Corporation's Southern Homes division from 1991 to 1996.

Louis C. Henderson, Jr.        65         2000         Management consultant with Henderson & Associates, a business consulting firm, since 1999. From February, 1997 until June, 1998, President and Chief
                                                       Executive Officer of Wall Street Deli, Inc.,* an operator and franchiser of upscale delicatessen style restaurants, and a director of that company from
                                                       1977 to 1998. From 1989 until 1996, President of The Hackney Group, a privately owned company managing a diversified group of manufacturing, distribution and service companies. Senior Vice President Operations of
                                                       Protective Life Corporation from 1981 until 1989 and Chief Financial Officer from 1986 to 1989.

Clinton O. Holdbrooks          64         2000         Chairman of the Board of Directors Colonial Bank, Central Alabama Region,
                                                       headquartered in Birmingham, Alabama, since 2000. Chairman of the Board of
                                                       Directors Colonial Bank, East Central Region, headquartered in Anniston,
                                                       Alabama, from 1990 to 2000. Director of Colonial BancGroup,* Montgomery,
                                                       Alabama since 1986.

A.C. (Del) Marsh               46         2000         Chairman of the Board of Directors and CEO of IPC Aerospace since 1988.
                                                       Headquartered in Anniston, Alabama, IPC Aerospace is one of the world's leading providers in the business of piece part repair of pneumatic and hydraulic components. Alabama state senator since 1998.

James A. Taylor                61         2000         Chairman of the Board and CEO of The Banc Corporation*, a bank holding company headquartered in Birmingham, Alabama, with locations throughout
                                                       Alabama and Florida, since 1997. Chairman of the Board of Directors and CEO of Alabama National BanCorporation* from 1986 to 1996. President of DISCO
                                                       Aluminum Products, Inc. from 1977 to 1979.

* Companies with a class of securities registered under section 12 of the Securities Exchange Act of 1934.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         During fiscal 2002, there were four meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by Committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee; the functions of a Nominating Committee are filled by the Board of Directors.

         The Corporation pays each of the Directors who is not an employee of the Corporation (Louis C. Henderson, Jr., Clinton O. Holdbrooks, Johnny R. Long, Del Marsh, and James A. Taylor) $12,000 per year, in quarterly installments, for their attendance at and participation in meetings of the Board of Directors and its Committees. The Corporation also pays the Chairman of the Audit Committee an additional $6000 per year, in quarterly installments. The Corporation does not compensate its employees who are also Directors for their services on the Corporation's Board of Directors or participation in Committees of the Board of Directors. The Corporation does reimburse all Directors for any expenses they may incur in attending meetings of the Board of Directors or its Committees.

         The Compensation Committee of the Board of Directors consists of Louis
C. Henderson, Jr., Johnny R. Long, Del Marsh and James A. Taylor. The Compensation Committee recommends to the Board of Directors compensation for the Corporation's key employees and is responsible for administration of the Corporation's 1993 Stock Option Plan and 2002 Incentive Award Plan. The Compensation Committee met once during fiscal 2002.

         The Audit Committee of the Board of Directors consists of Louis C. Henderson, Jr. (Chairman), Del Marsh and James A. Taylor. The Audit Committee reviews with the Corporation's independent accountants the scope of the audit for the year, the results of the audit when completed and the independent accountants' fee for services performed. The Audit Committee also recommends independent accountants to the Board of Directors and reviews with the independent accountants the Corporation's internal accounting controls and financial management practices. During fiscal 2002, the Audit Committee held four meetings. The Audit Committee's Report is included later in this Proxy Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 11, 2003 certain information with respect to beneficial ownership of the Corporation's Common Stock by: (i) each person known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock; (ii) each of the Corporation's directors, (iii) each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement; and (iv) all directors and executive officers as a group. This information is based upon information received from or on behalf of the named stockholder or from public records. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

                                                Amount and Nature of
          Name of Beneficial Owner             Beneficial Ownership (1)    Percent of Class
          ------------------------             ------------------------    ----------------
Wendell L. Batchelor                                  1,250,646                  10.0%
Johnny R. Long                                          791,253                   6.5%
Keith O. Holdbrooks                                     550,033                   4.4%
Dan E. Batchelor                                         64,900                    *
Louis C. Henderson, Jr.                                  17,250                    *
Clinton O. Holdbrooks                                   516,450                   4.3%
A.C. (Del) Marsh                                        131,250                   1.1%
James A. Taylor                                         129,720                   1.1%
FMR                                                   1,525,100                  12.6%
   82 Devon Shire Street
   Boston, MA 02109

Dimensional Fund Advisors                               819,325                   6.8%
   1299 Ocean Ave. 11th Floor
   Santa Monica, CA 90401

Fuller & Thaler Asset Management, Inc.                  871,435                   7.2%
   411 Borel Ave. Suite 402
   San Mateo, CA 94402

All executive officers and directors as a group       3,451,502                  26.5%
(8 persons)

*  Less than one percent

(1) Includes currently exercisable options to purchase 333,779, 30,000, 439,999, 41,000, 11,250, 11,250, 11,250 and 11,250 shares of common stock held by Messrs. Wendell Batchelor, Long, Keith Holdbrooks, Dan Batchelor, Henderson, Clinton Holdbrooks, Marsh and Taylor, respectively.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Corporation's Compensation Committee currently consists of Messrs. Long, Marsh, Taylor and Henderson. None of the members of the Compensation Committee is an officer or employee of the Corporation or any of its subsidiaries. Mr. Long was Executive Vice President of the Corporation prior to his retirement in 1999.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer, and each of the Corporation's Executive Officers (other than the Chief Executive Officer) serving as such at the end of fiscal 2002 whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended January 3, 2003.

                                        SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                                                        Compensation
                                            Annual Compensation                            Awards
                                            -------------------           Other          Securities          All Other
          Name and                Year       Salary      Bonus            Annual         underlying        Compensation(3)
     Principal Position           Ended        ($)        ($)          Compensation     options (#)(2)           ($)
     ------------------           -----        ---        ---          ------------     --------------           ---
Wendell L. Batchelor            01/03/03     138,006          0            (1)                None              3,103
 Chairman                       12/28/01     150,000         25            (1)              100,000             2,541
                                12/29/00     150,000          0            (1)              100,000             2,553

Keith O. Holdbrooks             01/03/03     311,371      4,042            (1)              100,000             1,224
Chief Executive Officer &       12/28/01     208,077     60,025            (1)              100,000               957
President                       12/29/00     150,000     90,706            (1)              100,000               858

Dan E. Batchelor                01/03/03     225,025          0            (1)               25,000             1,224
Executive Vice-President &      12/28/01     225,000         25            (1)               10,000               957
General Counsel                 12/29/00     225,000          0            (1)                4,000                 0

         ---------------

(1) The aggregate amount of perquisites and other personal benefits, securities or property did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(2) Options granted to executive officers during the periods were granted pursuant to the Corporation's 1993 Stock Option Plan and 2002 Incentive Award Plan.

(3) Includes the following for 2002: (i) matching contributions made by the Corporation to its 401(k) plan in the amount of $1,224 on behalf of each named executive officer, except for Mr. Wendell Batchelor, in whose case the matching contribution was $996; (ii) $2,107, which represents the portion of the premium payment that is attributable to term insurance coverage for Messrs. Wendell Batchelor, as determined by tables supplied by the Internal Revenue Service.

Stock Options

         The following tables set forth certain information with respect to the stock options granted to the named executive officers during the fiscal year ended January 3, 2003 and the aggregate number and value of options exercisable and unexercisable held by the named executive officers at the end of such fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                Individual Grants                                 Potential
                                                -----------------                              Realizable Value
                              Number of      % of Total                                           at Assumed
                              Securities       Options                                          Annual Rates of
                              Underlying      Granted to                                          Stock Price
                               Options       Employees         Exercise                         Appreciation For
                               Granted           in             Price         Expiration         Option Term (2)
       Name                      (#)         Fiscal Year       $/Share           Date         5% ($)      10%($)
       ----                      ---         -----------       -------           ----         ------      ------
Wendell L. Batchelor             None             0%                0                              0           0

Keith O. Holdbrooks           100,000(1)         45%             2.11          5/20/12       132,697     336,280

Dan E. Batchelor               25,000(1)         11%             2.11          5/20/12        33,174      84,070

(1) Options are 20% fully exercisable upon grant and the remaining 80% vest in increments of 20% each year for the four years following the date of grant. Option exercise prices are equal to fair market value on the date of grant.

(2) The 5% and 10% assumed rates of annual compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Corporation's estimate or projection of future common stock prices.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                        AND FISCAL YEAR-END OPTION VALUES

                                                                  Number of Securities          Value of Unexercised
                                     Shares         Value        Underlying Unexercised        In-the-Money Options at
                                  Acquired on      Realized      Options at 01/03/03(#)            01/03/03($)(2)
     Name                         Exercise (#)      ($)(1)      Exercisable/Unexercisable     Exercisable/Unexercisable
     ----                         ------------      ------      -------------------------     -------------------------
Wendell L. Batchelor                  -0-            -0-               333,779/ -0-                  45,700 / -0-

Keith O. Holdbrooks                   -0-            -0-              359,999/80,000                 45,700 / -0-

Dan E. Batchelor                      -0-            -0-             16,000 / 25,000                  1,828 /-0-

(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.

(2) Based on the closing price of the Corporation's Common Stock on January 3, 2003 on the Nasdaq National Market of $1.52, minus the respective option exercise prices.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Corporation's executive compensation program has been administered by the Compensation Committee of the Board of Directors (the "Committee") since the Corporation became a public company in 1993. None of the members of the Committee is an employee of the Corporation or its subsidiaries; Mr. Long was formerly Executive Vice President, prior to his retirement in 1999.

         In its deliberations, the Committee considered the past performance of the officers, their level of responsibilities, and the Committee's view of the level of compensation necessary to attract and retain talented individuals in the competitive environment in which the Corporation operates. The Committee assigned no particular weight to any one factor, and viewed the deliberations as an exercise of subjective judgment on the part of the Committee.

         The Committee considers it appropriate that the Corporation's compensation policies for its executive officers should continue to reward the executive officers for improvements in the Corporation's financial results. A significant component of the executive officers' compensation should continue to be bonuses directly related to the financial performance of the Corporation as measured by its net income. Accordingly, the Committee confirmed that annual salary and cash and stock bonus and incentive awards would continue to be the principal components of compensation for executive officers. The Committee also expects that it will continue to take into consideration, in addition to the Corporation's performance, each executive officer's individual responsibilities and performance. The Committee also intends to take into consideration compensation levels for other companies engaged in the manufactured housing business and compensation levels for executive officers of public companies generally.

Compensation of Keith O. Holdbrooks, Chief Executive Officer

         The Committee established the compensation of Keith O. Holdbrooks, Chief Executive Officer of the Corporation for the fiscal year ended January 3, 2003, using the same general criteria that were used to determine the compensation of other executive officers, as described above. Mr. Keith Holdbrooks received a salary of $311,371, for the fiscal year ended January 3, 2003. Mr. Holdbrooks received a bonus of $4,042 the year ended January 3, 2003. The Stock Option Committee granted options for 100,000 shares to Mr. Holdbrooks during fiscal 2002, and in setting the cash portion of his compensation, the Compensation Committee took this significant long-term incentive into consideration.

The foregoing report has been approved by all members of the Committee.

                                                        COMPENSATION COMMITTEE

                                                         Louis C. Henderson, Jr.
                                                         Johnny R. Long
                                                         A.C. (Del) Marsh
                                                         James A. Taylor

                          COMPARATIVE PERFORMANCE GRAPH

         The following performance graph and table compare the cumulative total return to shareholders on the Corporation's Common Stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") and a peer group (the "Peer Group") of companies selected by the Corporation whose primary business is manufactured housing. The Peer Group consists of the following companies: Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Kit Manufacturing, Liberty Homes - Class A, Nobility Homes, Inc., Oakwood Homes Corporation, Palm Harbor Homes, Inc., and Skyline Corporation. It should be noted that the companies in the Peer Group are not perfectly comparable to the Corporation. Certain of the companies are either much larger or much smaller than the Corporation; some are involved in the production of manufactured housing and recreational vehicles; and some are vertically integrated to a much greater extent than the Corporation and engage, for instance, in more significant retail sales and local development activities.

         The graph and the table assume $100.00 was invested in December, 1997 in each of the Corporation's Common Stock, the S&P 500 Index and in the Peer Group and also assumes reinvestment of dividends. The 2002 cumulative returns were such that $100.00 invested in December 1997 had the following values at December 2002: Southern Energy Homes, Inc., $19.31; S&P 500 Index, $101.13 and Peer Group, $42.24.

[LINE GRAPH]

                        COMPARISON OF CUMULATIVE RETURNS

                               Measurement Period

                                   Base Period
                                    December          December     December     December      December      December
Company Name/Index                    1997              1998         1999         2000          2001          2002
Southern Energy Homes, Inc.             100             76.56        29.30        11.72         33.75         19.31
S&P 500 Index                           100            128.58       155.63       141.46        127.12        101.13
Peer Group                              100             90.53        47.05        38.69         62.91         42.24

                              CERTAIN TRANSACTIONS

         In January 1993, the Corporation reincorporated as a Delaware corporation by merging its predecessor, an Alabama corporation also known as Southern Energy Homes, Inc. ("SEH Alabama"), into the Corporation. As the surviving corporation, the Corporation assumed all of the obligations of SEH Alabama.

         On June 8, 1989, Lee Capital Holdings, then a Massachusetts general partnership (now Lee Capital Holdings, LLC), and two of its employees (the "Lee Group"), acquired 60% of the outstanding capital stock of SEH Alabama in a leveraged buyout (the "Acquisition"). The Acquisition was effected through the purchase of the stock of SEH Alabama by a newly formed corporation, SEH Acquisition Corp., 60% of which was owned by the Lee Group and 40% of which was owned by certain stockholders and members of SEH Alabama's management group.

         Since March 30, 1991, the Corporation has sold homes to a development company which has developed a residential subdivision in Gardendale, Alabama. This development company was until December, 1995 controlled by Wendell L. Batchelor and his brother-in-law, Clinton O. Holdbrooks. In December of 1995, Wendell L. Batchelor transferred his one-third interest in the development company to his two children, and Clinton O. Holdbrooks transferred his one-third interest in the development company to his two children, one of whom is Keith O. Holdbrooks, Chief Executive Officer, President and Director of the Corporation. For the fiscal year ended December 28, 2001 and January 3, 2003, sales to this development company were approximately $52,000 and $42,000, respectively. Transactions with the development company have been at prices and on terms no less favorable to the Corporation than transactions with independent third parties.

                             AUDIT COMMITTEE REPORT

         During fiscal 2002, the Audit Committee of the Board of Directors consisted of three of the Corporation's directors: Messrs. Henderson, Marsh and Taylor. All members of the Corporation's Audit Committee are independent as defined under the rules of The Nasdaq Stock Market, Inc. currently in effect. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter"), that was approved and adopted by the Board of Directors on May 22, 2000, and is reviewed and reassessed for adequacy on an annual basis. The Audit Committee Charter is included as Appendix A to this Proxy Statement. Under the provisions of the Audit Committee Charter, the Audit Committee is responsible, among other things, for: recommending the engagement and overseeing the performance of the Corporation's independent auditors; reviewing the Corporation's financial disclosure documents; monitoring the Corporation's financial reporting process and internal control systems; monitoring potential conflicts of interest among the Corporation and its executive officers and directors; and providing a liaison between the independent auditors and the Board of Directors.

         The Audit Committee has reviewed and discussed with management the Corporation's audited consolidated financial statements for the fiscal year ended January 3, 2003. The Audit Committee has also discussed with Ernst & Young LLP, the Corporation's independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Ernst & Young LLP regarding their independence, and has discussed the matter with the auditors.

         Based on its review and discussions of the foregoing, the Audit Committee has recommended to the Board of Directors that the Corporation's audited consolidated financial statements for the fiscal year 2002 be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended January 3, 2003. The Audit committee's recommendation considered its review of Ernst & Young's qualifications as independent accountants for the Corporation, and also included matters required to be considered under U.S. Securities and Exchange Commission Rules on Auditor Independence, including the nature and extent of non-audit services. In the Audit Committee's business judgment the nature and extent of non-audit services performed by Ernst & Young LLP during the year did not impair the firm's independence. It should be noted that management is responsible for the Corporation's financial reporting process including its system of internal control, and of the preparation of financial statements in accordance with generally accepted accounting principles. The Corporation's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes; it is not within the scope of the Audit Committee's duty or our responsibility to conduct auditing or accounting reviews or procedures.

                                              Audit Committee

                                              Louis C. Henderson, Jr., Chairman

                                              Del Marsh

                                              James Taylor

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has engaged Ernst & Young LLP to serve as the Corporations independent public accountants for the fiscal year ended January 2, 2004.

         For fiscal 2001 and prior years, Arthur Andersen LLP served as the Corporation's independent auditors. On April 16, 2002, the Company determined not to renew the engagement of Arthur Anderson, and on April 17, 2002 appointed Ernst & Young LLP (Ernst & Young) following the Corporation's decision to seek proposals for the audit of its financial statements for fiscal 2002. The decision not to renew the engagement of Arthur Andersen and to retain Ernst & Young was approved by the Corporation's Board of Directors upon the recommendation of its Audit Committee. Arthur Andersen's report on the Corporation's financial statements for 2001 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Arthur Andersen's satisfaction would have caused it to make reference to the subject matter in connection with its report. Ernst & Young has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in Southern Energy Homes, Inc. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         Representatives of Ernst & Young will be in attendance at the Annual Meeting and will be available to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they so desire.

                               AUDITOR INFORMATION

         Audit Fees. Ernst & Young billed the Corporation an aggregate of $279,850 for professional services rendered in connection with its audit of the Corporation's financial statements for the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000 and its review of the Corporation's quarterly reports on Form 10-Q during fiscal 2002.

         Audit Related Fees. Ernst & Young billed the Corporation an additional $9,500 during fiscal 2002 for audit related services related to their audit of the Company's 401k plan.

         Financial Information Systems Design and Implementation. During fiscal 2002, Ernst & Young did not render any professional services to (i) directly or indirectly, operate, or supervise the operation of, the Corporation's information systems or manage the Corporation's local area network and (ii) design or implement a hardware or software system that aggregates source data underlying the financial statements of the Corporation or generates information that is significant to the Corporation's financial statements taken as a whole.

         Tax Fees. Aggregate fees billed by Ernst & Young for professional services rendered for tax compliance, tax advice and tax planning during fiscal 2002 were $12,532. The services comprising these fees consisted of research and consultation for state sales and use tax compliance, other tax planning methodologies and various other tax issues.

         The Corporation's Audit Committee considered the non-audit services rendered by Ernst & Young during fiscal 2002 and determined that such services were compatible with Ernst & Young's independence.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Corporation believes that during the year ended January 3, 2003, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock were complied with, except for one late report of one stock purchase transaction by Mr. Taylor.

                DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2004 must be received at the Corporation's principal executive offices in Addison, Alabama on or before January 2, 2004. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

                                  OTHER MATTERS

         Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                           INCORPORATION BY REFERENCE

         To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation," "Audit Committee Report" and "Comparative Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                                   10-K REPORT

         THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO JAMES L. STARIHA, SOUTHERN ENERGY HOMES, INC., 144 CORPORATE WAY, ADDISON, ALABAMA 35540.

                                 VOTING PROXIES

         The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                              By order of the Board of Directors
                                              Dan E. Batchelor, Secretary

Addison, Alabama

April 21, 2003

                                                                        APPENDIX

                           SOUTHERN ENERGY HOMES, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

PURPOSE

The primary purpose of the Audit Committee (the "Committee") of the Board of Directors of Southern Energy Homes, Inc. (the "Company") is to provide independent and objective oversight of the financial reporting process, the accounting functions and internal controls of the Company and its subsidiaries. The Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate an outside independent auditor to be approved by the Company's shareholders in any proxy statement). The Committee shall also review and advise the Board of Directors with respect to the Company's risk management and tax policies.

FUNCTIONS

The Committee shall perform the following functions:

         1. Independent Auditors. Recommend to the Board of Directors the accounting firm to be engaged by the Company as its independent auditors, which firm shall be ultimately accountable to the Board of Directors and the Committee as representatives of the Company's shareholders.

         2. Plan of Audit. Review with the independent auditors the plan and scope of their audit, its status during the year, the results when completed, the required communications under Statements of Auditing Standards Nos. 61 and 89, their report or opinion and any recommendations they may have for improving or changing the audit and the control environment, as well as management's letter in response thereto, and the fees for audit services.

         3. Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Company's methods of accounting or financial statements. The Committee also shall review with the independent auditors any significant proposed changes in accounting principles and financial statements.

         4. Internal Accounting Controls. Consult with the independent auditors regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent auditors regarding internal controls shall be conducted out of management's presence.

         5. Internal Control Systems. Review with management the Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns.

         6. Financial Disclosure Documents. Prior to publication, the Committee shall review and discuss with management and the independent auditors the Company's audited financial statements, such review and discussions to include the matters to be discussed by Statement of Auditing Standards No. 61, the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and the independent auditor's independence. Following the satisfactory completion of the year-end review and discussions, the Committee shall recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. The review shall include any significant problems and material disputes between management and the independent auditors and a discussion with the independent auditors out of management's presence of the quality of the Company's accounting principles as applied in its financial reporting, the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent auditors. The Committee shall also require that the Company's interim financial statements are reviewed by the Company's independent auditors prior to filing with the Securities and Exchange Commission, such review to follow professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards, as may be modified or supplemented by the Securities and Exchange Commission.

         7. Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor. The Committee also shall review significant questionable or illegal payments.

         8. Oversight of Independent Auditors. Evaluate the independent auditors on an annual basis and, where appropriate, recommend a replacement for the independent auditors. In such evaluation, the Committee shall require that the independent auditors deliver to the Committee a formal written statement delineating all relationships between the auditors and the Company, as required by Independence Standards Board Standard No. 1. On an annual basis, the Committee also shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and in response to the independent auditor's report take, or recommend that the Board take, appropriate action to oversee the independent auditor's independence.

         9. Adequacy of Personnel. Review periodically the adequacy of the Company's accounting, financial, and auditing personnel resources.

         10. Risk Management. Review and evaluate risk management policies in light of the Company's business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Company's investment and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

         11. Tax Policies. Review periodically the Company's tax policies and any pending audits or assessments.

         12. Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board of Directors.

         13. Miscellaneous. Such other matters in relation to the financial affairs of the Company, and in relation to the audit of the Company, as the Committee may, in its discretion, deem advisable.

The Committee's function is one of oversight and review, and it is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or to define the standards to be used in preparation of the Company's financial statements.

===========================
SOUTHERN ENERGY HOMES, INC. 1. Election of Directors
===========================
                                                       For All    With-  For All
                                                       Nominees   hold    Except
                                                         [ ]       [ ]     [ ]

                            WENDELL L. BATCHELOR      JOHNNY R. LONG
                            LOUIS C. HENDERSON, JR.   A.C. (DEL) MARSH
                            KEITH O. HOLDBROOKS       JAMES A. TAYLOR
                            CLINTON O. HOLDBROOKS
CONTROL NUMBER:
RECORD DATE SHARES:         Note: If you do not wish your shares voted "For" a
                            particular nominee(s), mark the "For All Except" box and strike a line through the name(s) of such nominee(s). Your shares will be voted for the remaining nominee(s).

                            2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                            Mark box at right if you plan to attend the Meeting
                            in person.                                       [ ]

Please be sure to     ----
sign and date         Date
this Proxy.
--------------------------
                            Mark box at right if an address change or comment[ ] has been noted on the reverse side of this card.

Stockholder   Co-owner
sign here     sign here
--------------------------

                           SOUTHERN ENERGY HOMES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 20, 2003.

Thank you in advance for your prompt consideration of these matters.

Yours very truly,
Southern Energy Homes, Inc.

                           SOUTHERN ENERGY HOMES, INC.

The undersigned hereby appoints Keith O. Holdbrooks with full power of substitution, proxies to represent the undersigned at the 2003 Annual Meeting of Stockholders of SOUTHERN ENERGY HOMES, INC. to be held May 20, 2003 at 10:00 a.m. at the offices of the Company, located at 144 Corporate Way, Addison, Alabama 35540, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of SOUTHERN ENERGY HOMES, INC. standing in the name of the undersigned upon the matters set forth in the Notice and Proxy Statement for the Meeting in accordance with the instructions on the reverse side and upon such other business as may properly come before the Meeting.

THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS.

PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

_____________________________                   _______________________________

_____________________________                   ________________________________

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